Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock, $0.001 par value per share, of LM Funding America, Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as Exhibit A to such Schedule 13D.  In evidence thereof, the undersigned hereby execute this agreement this 24th day of August, 2020.

August 24, 2020
(Date)

USER-FRIENDLY PHONE BOOK, LLC

By:	/s/ Bruce Howard
	Name:	Bruce Howard
	Title:	Chief Executive Officer

USER-FRIENDLY HOLDING, LLC

By:	/s/ Bruce Howard
	Name:	Bruce Howard
	Title:	Chief Executive Officer